EXHIBIT 32.01

        Certifying Statement of the Chief Executive Officer pursuant to
                     Section 906 of the Sarbanes-Oxley Act.

In connection with the Quarterly Report of Gold Star Tutoring Services, Inc. (the "Company") on Form 10-Q for the quarter ended March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Mindy Kline, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Gold Star Tutoring Services, Inc. and will be retained by Gold Star Tutoring Services, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

June 9, 2008


                                                     /s/ Mindy Kline
                                                     ---------------------------
                                                     Mindy Kline
                                                     Chief Executive Officer
                                                     Principal Executive Officer